UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009
KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 922-8100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 7, 2009, Kona Grill, Inc. (the “Company”) amended and restated the promissory notes (the “Amended Notes”), dated as of April 7, 2009, issued to each of the purchasers of its notes and warrants under the Note and Warrant Purchase Agreement, dated March 5, 2009 (the “Purchase Agreement”), between the Company and the note purchasers.
The sole purpose of the Amended Notes was to include certain corrective amendments necessary in order for the terms of the notes to be consistent with the terms set forth in the Purchase Agreement. As corrected, the Amended and Restated Notes eliminate the September 2, 2009 maturity date, such that the notes mature only upon the closing of an offering of equity securities by the Company generating proceeds to the Company of at least $2.5 million. Previously, the original notes provided that the principal and accrued interest outstanding under the original notes would be due and payable upon the earlier of (i) September 2, 2009 or (ii) the closing of any offering of equity securities by the Company generating gross proceeds to the Company of at least $2.5 million. The Amended Notes remain due and payable upon the occurrence of an uncured Event of Default, as such term is defined in the Amended Notes. Further, consistent with the Purchase Agreement, the Amended Notes retain the provision of the original notes that provides that the interest rate on the Amended Notes will increase to 16.0% from and after September 2, 2009, if not sooner paid.
The foregoing summary is qualified in its entirety by reference to the form of Amended Notes, a copy of which is attached hereto as Exhibit 4.9 and is incorporated by reference herein.
Item 3.03 Material Modification to Rights of Security Holders.
Reference is made to the information set forth under Item 8.01 of this Current Report on Form 8-K. The disclosure contained in Item 8.01 is hereby incorporated by reference in its entirety into this Item 3.03.
Item 8.01. Other Events.
On March 30, 2009, the Company filed an S-3 Registration Statement with the United States Securities and Exchange Commission for a proposed rights offering relating to non-transferrable subscription rights to purchase up to approximately $3.5 million of the Company’s common stock. On April 9, 2009, the Company issued a press release announcing that holders of the Company’s common stock will receive one non-transferable subscription right for every 2.5 shares of common stock owned by such holder on April 17, 2009, the record date for the rights offering, and that the rights offering would expire on May 22, 2009, if not extended by the Company. Each subscription right entitles holders to purchase one share of the Company’s common stock at a purchase price of $1.35 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
4.9	Form of First Amended and Restated Promissory Note (March 2009 Offering)

99.1	Press release dated April 9, 2009 entitled “Kona Grill Announces Record Date and Expiry Date for Proposed Rights Offering”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2009	KONA GRILL, INC.
	By:	/s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.9	Form of First Amended and Restated Promissory Note (March 2009 Offering)

99.1	Press release dated April 9, 2009 entitled “Kona Grill Announces Record Date and Expiry Date for Proposed Rights Offering”